Exhibit 99.5

SUNOCO LP

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma combined financial statements of Sunoco LP (“SUN”) reflects the pro forma impacts of multiple transactions, each of which is described in the following sections. Our unaudited pro forma financial statements as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014, reflect the following transactions:

•	The previously reported October 1, 2014 acquisition of Mid-Atlantic Convenience Stores, LLC (“MACS”) from Energy Transfer Partners, L.P. (“ETP”), the owner of our general partner and a 42.8% limited partner interest in us, for total consideration consisting of (i) $556 million in cash, subject to adjustment for working capital, and (ii) 3,983,540 of our common units (the “MACS Acquisition”);

•	The previously reported December 16, 2014, acquisition of Aloha Petroleum, Ltd. (“Aloha”) for cash consideration of $240 million, subject to a post-closing earn-out and certain closing adjustments (the “Aloha Acquisition”);

•	The previously reported April 1, 2015 acquisition of a 31.58% interest in Sunoco, LLC (“Sunoco LLC”) from ETP Retail Holdings, LLC (“ETP Retail”), which is wholly owned by ETP, for total consideration consisting of approximately $775.0 million in cash and $40.8 million of our common units, including the issuance of $800.0 million of 6.375% senior notes due 2023 (the “2023 notes”) (the “Sunoco LLC Acquisition”); and

•	The pending contribution of Susser Holdings Corporation (“Susser”) through a Contribution Agreement (“Contribution Agreement”) between Susser, Sunoco GP LLC, our general partner, ETP Holdco Corporation, an indirect wholly owned subsidiary of ETP (“ETP Holdco”), and Heritage Holdings, Inc., an indirect wholly owned subsidiary of ETP (“Heritage Holdings”), for total consideration consisting of approximately $967.0 million of our Class B units and $967.0 million in cash, subject to working capital adjustments, comprised of borrowings under our revolving credit facility, the concurrent offering of $600.0 million in senior notes and the issuance of 5.5 million common units at $44.10 per common unit for estimated aggregate net proceeds of approximately $212.9 million (after deducting underwriting discounts and commissions and estimated offering expenses) (the “Susser Acquisition”).

The historical financial information included in the column entitled “SUN” was derived from the audited consolidated financial statements included in SUN’s Annual Report on Form 10-K for the year ended December 31, 2014 and the unaudited consolidated financial statements included in SUN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

The unaudited pro forma condensed combined statements of operations assumes that the above transactions were consummated as of January 1, 2014. The unaudited pro forma condensed combined balance sheet assumes that the above transactions (other than the MACS Acquisition and the Aloha Acquisition) were completed as of March 31, 2015. The MACS Acquisition and Aloha Acquisition are already reflected in our balance sheet as of March 31, 2015. The pro forma results for the year ended December 31, 2014 of the MACS Acquisition, Aloha Acquisition, and Sunoco LLC Acquisition were previously provided in our Current Report on Form 8-K on April 2, 2015.

MACS Acquisition

On September 25, 2014, SUN entered into a contribution agreement with MACS, ETC M-A Acquisition LLC (“ETC”) and ETP, whereby SUN agreed to acquire all of the issued and outstanding membership interests of MACS from ETC for $556 million in cash, subject to adjustment for working capital, and 3,983,540 SUN common units. SUN initially financed the cash portion of the purchase price by utilizing availability under its revolving credit facility, subsequently raising net proceeds of $405 million from the sale of 9.1 million common units which were used to repay revolver borrowing. The MACS Acquisition was completed on October 1, 2014.

SUN is accounting for the acquisition of MACS as a transfer of net assets between entities under common control. As such, the MACS assets acquired from ETP have been recorded by SUN at ETP’s historic carrying value, and SUN has included the activities of MACS in its 2014 audited financial statements as of the September 1, 2014 date of common control for accounting purposes. Financial statements for MACS were previously provided as attachments 99.2 and 99.3 to our Current Report on Form 8-K/A on October 21, 2014.

Aloha Acquisition

On September 25, 2014, SUN and Susser Petroleum Property Company LLC (“Propco”), a wholly owned subsidiary of SUN, entered into a purchase and sale agreement in which SUN and Propco agreed to acquire all of the issued and outstanding shares of capital stock of Aloha for base consideration of $240 million in cash, subject to a post-closing earn-out and certain closing adjustments. Consummation of the Aloha Acquisition occurred on December 16, 2014. SUN financed the purchase of Aloha by utilizing availability under its revolving credit facility. SUN’s management currently plans to contribute certain assets from Propco to SUN at a future date; however, the impact of this discretionary management action is not included in the accompanying pro forma combined financial information.

The pro forma adjustments reflect a preliminary purchase price allocation. The carrying values of assets and liabilities (excluding intangibles and non-current liabilities) in this preliminary estimate were assumed to approximate their fair values. Our identifiable intangible assets consist primarily of dealer relationships. The amount of goodwill preliminarily recorded represents the excess of our estimated enterprise value over the fair value of our assets and liabilities. The value of certain assets and liabilities are preliminary in nature, and are subject to adjustment as additional information is obtained about the facts and circumstances that existed at the acquisition date. As a result, material adjustments to this preliminary allocation may occur in the future. Management is reviewing the valuation and confirming the results to determine the final purchase price allocation.

Sunoco LLC Acquisition

On March 23, 2015, we entered into a contribution agreement with ETP Retail and ETP to acquire a 31.58% membership interest in Sunoco, LLC, for total consideration of $775 million in cash and $40.8 million of our common units. We have a 50.1% voting interest in Sunoco, LLC. The Sunoco LLC Acquisition was completed on April 1, 2015.

SUN is accounting for the Sunoco LLC Acquisition as a transfer of net assets under common control. As such, the Sunoco LLC assets acquired from ETP have been recorded by SUN at ETP’s historic carrying value, and SUN will recast its historical financial statements to include the operations of Sunoco, LLC as of the September 1, 2014 date of common control for accounting purposes. Because we will have a controlling interest in Sunoco LLC as a result of our 50.1% voting interest, our pro forma financial results and balance sheet reflect the results of Sunoco LLC on a consolidated basis, which means that, except as otherwise indicated, our pro forma financial results and balance sheet reflect 100% of the assets and operations of Sunoco LLC, even though our pro forma economic interest is only 31.58%.

Susser Acquisition

On July 14, 2015 we, as the acquirer, entered into a Contribution Agreement with Susser, our general partner, ETP Holdco Corporation, and Heritage Holdings, pursuant to which we agreed to acquire 100% of the issued and outstanding shares of capital stock of Susser, which we will immediately contribute to SPOC and immediately thereafter, cause SPOC to contribute to PropCo. Total consideration will be $967.0 million in cash and $967.0 million of our common units.

Adjustments for the above-listed transactions are presented in the following schedules, and further described in the notes to the unaudited pro forma combined financial statements. Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2015

(Dollars in thousands)

					Pro Forma Combined,				Pro Forma Combined,
	Historical		Pro Forma		Before Susser	Historical	Pro Forma		After Susser
	SUN	Sunoco LLC	Adjustments		Acquisition	Susser	Adjustments		Acquisition
ASSETS:
Cash and cash equivalents	$50,971	$122	$—		$51,093	$49,308	$—		$100,401
Advances to affiliated companies	—	197,820	(190,820)	(m)	7,000	—	—		7,000
Accounts receivable, net of allowance	65,704	106,873	—		172,577	60,895	—		233,472
Accounts receivable affiliates	33,511	68,519	(62,579)	(m)	39,451	—	(28,475)	(p)	10,976
Inventories, net	52,683	206,626	—		259,309	117,518	(6,868)	(p)	369,959
Other current assets	9,051	41,943	—		50,994	17,022	14,761	(z)	82,777

Total current assets	211,920	621,903	(253,399)		580,424	244,743	(20,582)		804,585

Property and equipment, net	927,760	390,869	—		1,318,629	1,096,790	(293,693)	(r)	2,121,726
Goodwill	864,088	—	—		864,088	991,797	—		1,855,885
Intangible assets, net	169,579	205,715	13,500	(g)	388,794	534,423	7,500	(t)	930,717
Investment in subsidiary	—	—	—		—	120,375	(120,375)	(u)	—
Other noncurrent assets	37,058	938	—		37,996	17,273	(20,969)	(w)	34,300

Total assets	$2,210,405	$1,219,425	$(239,899)		$3,189,931	$3,005,401	$(448,119)		$5,747,213

LIABILITIES AND PARTNERS’ EQUITY:
Accounts payable	$106,916	$354,512	$—		$461,428	$92,656	$(28,480)	(p)	$525,604
Accounts payable affiliates	2,605	70,280	(62,579)	(m)	10,306	—	—		10,306
Current maturities of long-term debt	13,749	—	—		13,749	17,086	(17,072)	(v)	13,763
Accrued liabilities and other current liabilities	45,531	—	—		45,531	45,796	—		91,327

Total current liabilities	168,801	424,792	(62,579)		531,014	155,538	(45,552)		641,000

Revolving line of credit	684,775	—	(11,500)	(h)	673,275	—	161,422	(t)	834,697
Long term debt	171,412	—	800,000	(g)	971,412	510,065	(509,626)	(v)	971,851
							600,000	(t)	600,000
Deferred tax liability - long term	—	—	—		—	399,059	(20,969)	(w)	378,090
Other noncurrent liabilities	49,396	2,381	—		51,777	38,542	—		90,319

Total liabilities	1,074,384	427,173	725,921		2,227,478	1,103,204	185,275		3,515,957

Noncontrolling interest	(4,798)	—	411,496	(j)	406,698	797	—		407,495
Partners’ equity	1,140,819	792,252	(1,377,316)	(n)	555,755	1,901,400	(633,394)	(x)	1,823,761

Total liabilities and partners’ equity	$2,210,405	$1,219,425	$(239,899)		$3,189,931	$3,005,401	$(448,119)		$5,747,213

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(Dollars in thousands)

					Pro Forma Combined,				Pro Forma Combined,
	Historical		Pro Forma		Before Susser	Historical	Pro Forma		After Susser
	SUN	Sunoco LLC	Adjustments		Acquisition	Susser	Adjustments		Acquisition
Revenues:
Merchandise sales	$47,519	$—	$—		$47,519	$307,884	$—		$355,403
Retail motor fuel	160,761	—	—		160,761	609,608	—		770,369
Motor fuel sales - third parties	413,847	2,378,577	(343,569	) (c)	2,448,855	—	—		2,448,855
Motor fuel sales - affiliated	487,500	424,603	(75,418	) (c)	836,685	63,065	(487,500	) (p)	412,250
Other Income	20,101	9,990	—		30,091	12,802	(5,838	) (q)	37,055

Total revenues	1,129,728	2,813,170	(418,987)		3,523,911	993,359	(493,338)		4,023,932
Cost of Sales:
Merchandise	34,825	—	—		34,825	205,053	—		239,878
Retail motor fuel	139,564	—	—		139,564	555,028	—		694,592
Motor fuel - third parties	388,632	1,943,684	(343,569	) (c)	1,988,747	—	—		1,988,747
Motor fuel - affiliated	478,418	796,783	(75,418	) (c)	1,199,783	60,154	(485,807	) (p)	774,130
Other	1,240	—	—		1,240	420	—		1,660

Total Cost of Sales	1,042,679	2,740,467	(418,987)		3,364,159	820,655	(485,807)		3,699,007
Gross Profit	87,049	72,703	—		159,752	172,704	(7,531)		324,925
Operating Expenses:
Selling, general and administrative	42,804	36,443	—		79,247	133,627	—		212,874
Loss (gain) on disposal of assets/impairment	(266)	140	—		(126)	79	—		(47)
Depreciation, amortization and accretion	17,566	12,670	—		30,236	21,570	(3,876	) (r)	47,930

Total operating expenses	60,104	49,253	—		109,357	155,276	(3,876)		260,757
Income from operations	26,945	23,450	—		50,395	17,428	(3,655)		64,168
Other income (expense):					—
Interest expense, net	(8,197)	1,066	(13,172	) (g)	(20,167)	(2,558)	1,712	(s)	(30,473)
			136	(h)			(9,460	) (t)
Other miscellaneous	—	—	—		—	5,370	(5,370	) (u)	—

Total other income (expense)	(8,197)	1,066	(13,036)		(20,167)	2,812	(13,118)		(30,473)

Income (loss) before income tax	18,748	24,516	(13,036)		30,228	20,240	(16,773)		33,695
Income tax (expense) benefit	(830)	—	—		(830)	(6,081)	2,034	(z)	(4,877)

Net Income	17,918	24,516	(13,036)		29,398	14,159	(14,739)		28,818
Less: Net income attributable to NCI	846	—	16,774	(j)	17,620	1	—		17,621

Net income attributable to SUN LP	$17,072	$24,516	$(29,810)		$11,778	$14,158	$(14,739)		$11,197

Net income per limited partner unit:
Common - basic	$0.44				$0.28				$0.13
Common - diluted	$0.44				$0.28				$0.13
Subordinated - (basic and diluted)	$0.44				$0.28				$0.13
Weighted average limited partner units outstanding (diluted):
Common units - basic	24,099,177		795,482	(l)	24,894,659		27,558,288	(l)	52,452,947
Common units - equivalents	37,671				37,671				37,671
Common units - diluted	24,136,848		795,482	(l)	24,932,330		27,558,288	(l)	52,490,618
Subordinated units	10,939,436				10,939,436		10,939,436	(l)	21,878,872

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollars in thousands)

	Historical	Pro Forma Adjustments					Pro Forma Combined, Before Susser	Historical	Pro Forma Adjustments			Pro Forma Combined, After Susser
	SUN (1)	MACS (a)	Aloha (b)	Sunoco LLC	Adjustments		Acquisition	Susser (1)	SUN (o)	Adjustments		Acquisition
Revenues:
Merchandise sales	$52,275	$88,616	$47,084	$—	$—		$187,975	$1,247,796	$—	$—		$1,435,771
Retail motor fuel	228,895	446,019	188,886	—	—		863,800	4,748,855	—	—		5,612,655
Motor fuel sales - third parties	1,987,770	560,501	431,747	14,067,955	(1,438,223	) (c)	15,609,750	—	(1,275,422)	—		14,334,328
Motor fuel sales - affiliated	3,074,236	—	—	3,232,383	(325,877	) (c)	5,980,742	387,309	(2,200,394)	(867,734	) (p)	3,299,923
Other Income	38,840	16,319	20,042	40,721	—		115,922	50,433	(16,373)	(6,299	) (q)	143,683

Total revenues	5,382,016	1,111,455	687,759	17,341,059	(1,764,100)		22,758,189	6,434,393	(3,492,189)	(874,033)		24,826,360
Cost of Sales:
Merchandise	38,820	64,234	34,292	—	—		137,346	828,860	—	—		966,206
Retail motor fuel	198,503	419,374	159,412	—	—		777,290	4,457,519	—	—		5,234,809
Motor fuel - third parties	1,926,622	531,584	398,272	12,488,867	(1,438,223	) (c)	13,907,121	—	(1,252,141)	—		12,654,980
Motor fuel - affiliated	3,038,503	—	—	4,555,291	(325,877	) (c)	7,267,917	364,123	(2,177,028)	(872,187	) (p)	4,582,825
Other	3,642	—	1,576	—	—		5,218	3,667	(2,339)	—		6,546

Total Cost of Sales	5,206,090	1,015,192	593,553	17,044,158	(1,764,100)		22,094,892	5,654,169	(3,431,508)	(872,187)		23,445,366
Gross Profit	175,926	96,263	94,206	296,901	—		663,297	780,224	(60,681)	(1,846)		1,380,994
Operating Expenses:
Selling, general and administrative	71,873	37,965	64,827	167,210	—		341,875	607,446	(22,768)	—		926,553
Loss (gain) on disposal of assets/impairment	2,631	295	241	(2,450)	—		717	1,614	39	—		2,370
Depreciation, amortization and accretion	26,955	20,536	9,772	50,547	204	(d)	108,014	79,996	(10,457)	(4,438	) (r)	173,115
Acquisition transaction costs	—	—	523	—	(523	) (d)	—	—	—	—		—

Total operating expenses	101,459	58,796	75,363	215,307	(319)		450,606	689,056	(33,186)	(4,438)		1,102,038
Income from operations	74,467	37,467	18,843	81,594	319		212,691	91,168	(27,495)	2,592		278,956
Other income (expense):
Interest expense, net	(14,329)	(6,802)	(2,696)	—	(7,175	) (e)	(80,452)	(15,194)	4,767	1,855	(s)	(126,864)
	—	—	—	—	2,696	(f)				(37,840	) (t)
					(52,688	) (g)
	—	—	—	—	542	(h)
Other miscellaneous	—	—	134	—	—		134	140,885	—	(140,885	) (u)	134

Total other income (expense)	(14,329)	(6,802)	(2,562)	—	(56,625)		(80,318)	125,691	4,767	(176,870)		(126,730)

Income (loss) before income tax	60,138	30,665	16,281	81,594	(56,306)		132,373	216,859	(22,728)	(174,278)		152,226
Income tax (expense) benefit	(2,352)	—	(6,607)	(44,862)	41,663	(i)	(12,158)	(76,442)	218	12,727	(z)	(75,655)

Net Income	57,786	30,665	9,674	36,732	(14,643)		120,215	140,417	(22,510)	(161,551)		76,571
Less: Net income attributable to NCI	1,043	2,086	—	—	55,826	(j)	58,955	11,217	—	(11,217	) (y)	58,955

Net income attributable to SUN LP	$56,743	$28,579	$9,674	$36,732	$(70,469)		$61,260	$129,200	$(22,510)	$(150,334)		$17,616

Net income per limited partner unit:
Common - basic	$1.96						$2.29					$0.14
Common - diluted	$1.96						$2.29					$0.14
Subordinated - (basic and diluted)	$1.96						$2.29					$0.14
Weighted average limited partner units outstanding (diluted):
Common units - basic	14,206,536				10,668,002	(i)	24,874,539			27,558,288	(l)	52,432,826
Common units - equivalents	17,112						17,112					17,112
Common units - diluted	14,223,648				10,668,002	(i)	24,891,650			27,558,288	(l)	52,449,938
Subordinated units	10,939,436						10,939,436			10,939,436	(l)	21,878,872

(1)	Reflects combined historical results of the predecessor and successor periods of SUN and Susser.

SUNOCO LP

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As previously presented in our Current Report on Form 8-K/A filed on March 2, 2015 and in our Current Report on Form 8-K on March 23, 2015, the unaudited pro forma condensed combined statement of operations presented above gives effect to the MACS Acquisition, Aloha Acquisition and the Sunoco LLC Acquisition as if all of these transactions had been consummated as of January 1, 2014.

(a)	To reflect the addition of MACS operating results for the eight months ended August 31, 2014. These amounts reflect the unaudited results for the nine months ended September 30, 2014, reduced by the results for the month of September 2014 which has already been reflected in our audited results of operations for the twelve months ended December 31, 2014. We previously filed audited financial statements for MACS in our Current Report on Form 8-K/A filed on October 21, 2014. Additional information regarding the MACS Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 27, 2015.

(b)	To reflect the operating results for Aloha for the 11.5 months ended December 15, 2014. These amounts reflect the unaudited results for the nine months ended September 30, 2014, included as Exhibit 99.2 in our Current Report on Form 8-K/A filed on March 2, 2015, plus Aloha’s results of operations for the period October 1, 2014 through December 15, 2014. Aloha’s results for the period December 16, 2014 through December 31, 2014 are included in SUN’s 2014 results. We previously filed audited financial statements for Aloha in our Current Report on Form 8-K/A filed on October 21, 2014. Additional information regarding the Aloha Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 27, 2015.

(c)	To conform the Aloha and Sunoco LLC accounting policies for the presentation of motor fuel taxes as gross in motor fuel sales and motor fuel cost of sales, to SUN’s accounting policy to present wholesale motor fuel taxes net in motor fuel sales and motor fuel cost of sales.

(d)	To reflect the acquisition of Aloha by Propco to include the amortization on the estimated fair value of the trade name over 15 years, and elimination of non-recurring acquisition expenses.

(e)	To reflect interest expense on the $150.8 million and $240.0 million draw on our revolving credit facility required to finance the cash payment made to ETP for the acquisition of MACS and Aloha, respectively. The borrowing rate as of February 27, 2014 of 2.2% is assumed for the entire period presented.

(f)	To remove historical interest expense related to Aloha’s $32.2 million of debt that was repaid concurrent with the closing of the Aloha Acquisition.

(g)	To reflect the issuance of $800.0 million senior notes in connection with the Sunoco LLC Acquistion. Cash interest expense is based on the notes issued at par and at a 6.375% coupon. Additionally reflects an estimated $13.5 million loan issuance expenses related to the new senior notes to be recorded as an intangible asset with an eight year amortization, and $1.7 million amortization expense included in non-cash interest expense.

(h)	To reflect a partial paydown of the revolving credit facility with proceeds of the senior notes offering in excess of cash required for the Sunoco LLC Acquisition, including $13.5 million estimated loan issuance expenses. The related reduction in interest expense assumes the rate as of March 13, 2015 of 2.2% for the entire period.

(i)	To reflect the estimated income tax provision for the portion of MACS operations that is included in Propco’s results of operations, at an estimated combined federal and state statutory tax rate of 39.6%. Additionally, eliminates income tax expense prior to June 1, 2014, at which time Sunoco LLC was formed and ceased being a taxable entity.

(j)	To reflect the 68.42% non-controlling interest in Sunoco LLC.

(k)	To adjust the weighted average common units outstanding for the issuance of approximately 4.0 million units to ETP in October 2014, and the issuance of a total of approximately 9.1 million units to the public in October and November 2014, as if they had been issued on January 1, 2014 for purposes of calculating pro forma earnings per unit. Further adjusted for the issuance of 0.8 million common units to ETP in connection with the Sunoco LLC acquistion.

The unaudited pro forma condensed combined financial statements presented above further gives effect to the Susser Acquisition as if this transaction had been consummated as of January 1, 2014 for the unaudited pro forma condensed statements of operations. The unaudited pro forma condensed combined financial statements presented above also further gives effect to the Sunoco LLC Acquisition and the Susser Acquisition as of March 31, 2015 for the unaudited pro forma condensed combined balance sheet.

(l)	To reflect the issuance of (i) 21,978,980 Class B units, 79,308 common units and 10,939,436 subordinated units to ETP, (ii) 5.5 million common units to the public, and (iii) 11,018,744 Class A Units upon the conversion or exchange, as applicable, of 79,308 common units and 10,939,436 subordinated units held by Susser Holdings.

(m)	To eliminate $62.6 million intercompany accounts receivable and payable between Sunoco LP and Sunoco LLC, and to adjust advances to affiliated companies to reflect cash deemed distributed to parent on formation and actually distributed subsequent to formation.

(n)	To reflect the acquisition of Sunoco LLC from ETP. The net adjustment to partners’ equity is comprised of the following adjustments (in millions):

Eliminate historic Sunoco LLC equity	$(792.3)
Issuance of units in exchange for 31.58% net assets acquired	190.0
Deemed distribution	(775.0)

Net adjustment to partners’ equity	$(1,377.3)

(o)	To eliminate the eight months of SUN activity included in Susser’s historical financial statements, as Susser consolidated SUN prior to the ETP Merger.

(p)	To eliminate purchase and sale transactions of fuel between Susser and SUN. Sun has a long-term distribution contract under which it is the exclusive distributor of motor fuel to Susser’s existing Stripes® convenience stores and independently operated consignment locations, and to all future sites purchased by the Partnership pursuant to the sale and leaseback option under the Omnibus Agreement (see below), at cost, including tax and transportation costs, plus a fixed profit margin of three cents per gallon. In addition, all future motor fuel volumes purchased for its own account will be added to the distribution contract pursuant to the terms of the Omnibus Agreement.

(q)	To eliminate the rental income on the sale-leaseback transactions between Susser and SUN. Sun entered into an Omnibus Agreement with Susser pursuant to which, among other things, Sun received a three-year option to purchase from Susser up to 75 of Susser’s new or recently constructed Stripes® convenience stores at their cost and lease the stores back to them at a specified rate for a 15-year initial term, and we will be the exclusive distributor of motor fuel to such stores for a period of ten years from the date of purchase. We also received a ten-year right to participate in acquisition opportunities with Susser, to the extent we and Susser are able to reach an agreement on terms, and the exclusive right to distribute motor fuel to certain of Susser’s newly constructed convenience stores and independently operated consignment locations. The Omnibus Agreement also provides for certain indemnification obligations between Susser and the Partnership.

(r)	To eliminate assets and related depreciation related to the sale-leaseback transactions between Susser and SUN (see note (q) above).

(s)	To eliminate the interest expense on the sale-leaseback transactions between Susser and SUN. SUN has purchased 72 sites from Susser since their IPO for a total of $311.3 million at March 31, 2015. These stores have been treated as financing obligations by the Company (see note (q) above).

(t)	To reflect the issuance of $600.0 million senior notes in connection with the Susser Acquisition. Cash interest expense is based on the notes issued at par and at a 5.500% coupon. Estimated $7.5 million loan issuance expenses related to the new senior notes to be recorded as an intangible asset with a five year amortization, and $1.5 million and $0.4 million amortization expense included in non-cash interest expense for the year ended December 31, 2014 and the three months ended March 31, 2015, respectively. Additionally, reflects interest expense on the $161.4 million draw on our revolving credit facility required to finance the cash payment made to ETP including the loan issuance costs. A borrowing rate of 2.2% is assumed for the entire period presented.

(u)	To eliminate the equity method accounting effects of SUN for the period between September 1, 2014 and December 31, 2014, after the ETP Merger. Prior to September 2014, SUSS owned approximately 50% of the SUN common and subordinated units representing limited partner interests and owned 100% of SUN’s general partner, Susser Petroleum Partners GP LLC (“General Partner”). Accordingly, Susser consolidated SUN prior to September 1, 2014 and reflected a noncontrolling interest. Subsequent to the ETP Merger, ETP acquired ownership of General Partner and the IDRs held by Susser for $83.0 million. Investments in affiliated companies in which the company exercises significant influence, but which it does not control, are accounted for in the accompanying consolidated financial statements under the equity method of accounting. As such, the Company’s investment in SUN is accounted for under the equity method of accounting effective from September 1, 2014.

(v)	To eliminate the note payable between Susser and SUN for the sale-leaseback transactions (see note (q) above) and the note payable between Susser and ETP (see note (x) below).

(w)	To reflect the effect of deferred taxes due to the Susser Acquisition.

(x)	To reflect the acquisition of Susser from ETP. The net adjustment to partners’ equity is comprised of the following adjustments (in millions):

Eliminate historic Susser equity	$(1,920.1)
Eliminate historic equity method accounting for investment in SUN	(129.1)
Cancellation of Susser’s note payable to ETP	235.0
Reflect tax effects of purchase of Susser	14.7
Net proceeds from equity offering	212.9
Issuance of units in exchange for 100% net assets acquired	1,920.1
Deemed distribution	(966.9)

Net adjustment to partners’ equity	$(633.4)

(y)	To eliminate the noncontrolling interest reflected in Susser’s historical financial statements prior to September 1, 2014 (see note (u)).

(z)	To recognize the tax benefit related to the interest expense deduction SUN would receive on the additional senior notes.